SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A
                                 CURRENT REPORT
                       Pursuant to Section 13 or 15 (d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):
                        March 1, 2000 (February 8, 2000)

                           EMPIRE ENERGY CORPORATION.
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)


           Utah                         1-10077                 87-0401761
 ---------------------------     ----------------------     -------------------
(State or other jurisdiction)   (Commission file number)   (IRS Employer ID No.)


11011 King Street. Suite 260, Overland Park, Kansas                 66210
---------------------------------------------------                --------
(address of principal executive offices)                          (zip code)


                                 (913) 469-5615
                         ------------------------------
                        (Registrant's telephone number,
                              including area code)



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Item 4. Changes in Registrant's Certifying Accountant.

     On February 8, 2000 the Registrant dismissed Robison, Hill & Co., an accounting firm located in Salt Lake City, Utah and hired Sartain Fischbein & Company, an accounting firm located in Tulsa, Oklahoma. None of the accountants reports of Robison, Hill & Co. for either of the last two years contained any adverse opinion or disclaimer of opinion, or were modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants reflected management's desire to retain an accounting firm as auditors that was closer geographically to the Kansas City metropolitan area where the Registrant is located. The Board of Directors of the Registrant also believed it would be in the best interest of the Registrant to retain Sartain Fischbein & Company and therefore approved the change of accountants. During the two most recent fiscal years and the subsequent interim period thru the date of termination on February 8, 2000 there were no disagreements with Robison, Hill & Co. whether or not resolved, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Robison, Hill & Co., would have caused Robison, Hill & Co.. to make reference to the subject matter of the disagreement in connection with any of its reports.

Item 7. Financial Statements and Exhibits.

         (c) Exhibits.

         Exhibit (16) Letter re: change in certifying accountant.




                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              Empire Energy Corporation.
                                                       (Registrant)

Date: March 1, 2000                           By: /s/ Norman L. Peterson
                                                --------------------------------
                                                    Norman L. Peterson
                                                    President